Exhibit 99.2

Supplemental Information Package
and Non-GAAP Reconciliations
Third Quarter • September 30, 2019

The pathway to possible.
CrownCastle.com

Crown Castle International Corp.
Third Quarter 2019

Cautionary Language Regarding Forward-Looking Statements
This supplemental information package ("Supplement") contains forward-looking statements and information that are based on our management's current expectations as of the date of this Supplement. Statements that are not historical facts are hereby identified as forward-looking statements. Words such as "Outlook," "guide," "forecast," "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," and any variations of these words and similar expressions are intended to identify such forward looking statements. Such statements include, but are not limited to, (1) demand for data and our communications infrastructure, and benefits derived therefrom, (2) cash flow growth, (3) tenant additions and (4) our Outlook for full year 2019 and full year 2020.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, prevailing market conditions. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Crown Castle assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. More information about potential risk factors which could affect our results is included in our filings with the Securities and Exchange Commission. Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

The components of financial information presented herein, both historical and forward looking, may not sum due to rounding. Definitions and reconciliations of non-GAAP financial measures, segment measures and other calculations are provided in the Appendix to this Supplement.
As used herein, the term "including" and any variation thereof, means "including without limitation." The use of the word "or" herein is not exclusive.

Crown Castle International Corp.
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COMPANY PROFILE
Crown Castle International Corp. (to which the terms "Crown Castle," "CCIC," "we," "our," "our Company," "the Company" or "us" as used herein refer) owns, operates and leases shared communications infrastructure, including: (1) towers and other structures, such as rooftops (collectively, "towers"), and (2) fiber primarily supporting small cell networks ("small cells") and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as "communications infrastructure," and our customers on our communications infrastructure are referred to herein as "tenants." Our towers have a significant presence in each of the top 100 basic trading areas, and the majority of our fiber is located in major metropolitan areas, including a presence within every major U.S. market. Crown Castle owns, operates and leases shared communications infrastructure that has been acquired or constructed over time and is geographically dispersed throughout the U.S., and which consists of more than 40,000 towers and more than 75,000 route miles of fiber primarily supporting small cells and fiber solutions.
Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including licenses, subleases and lease agreements (collectively, "contracts"). We seek to increase our site rental revenues by adding more tenants on our communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs.
We operate as a Real Estate Investment Trust ("REIT") for U.S. federal income tax purposes.

STRATEGY
As a leading provider of shared communications infrastructure in the U.S., our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash provided by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows and long-term dividends per share. Our U.S. focused strategy is based, in part, on our belief that the U.S. is the most attractive market for shared communications infrastructure investment with the greatest long-term growth potential. We measure our efforts to create "long-term stockholder value" by the combined payment of dividends to stockholders and growth in our per share results. The key elements of our strategy are to:

•
Grow cash flows from our existing communications infrastructure. We seek to maximize our site rental cash flows by working with our tenants to provide them quick access to our existing communications infrastructure and entering into associated long-term contracts. Tenant additions or modifications of existing tenant equipment (collectively, "tenant additions") enable our tenants to expand coverage and capacity in order to meet increasing demand for data, while generating high incremental returns for our business. We believe our product offerings of towers and small cells provide a comprehensive solution to our wireless tenants' growing network needs through our shared communications infrastructure model, which is an efficient and cost effective way to serve our tenants. Additionally, we believe our ability to share our fiber assets across multiple tenants to deploy both small cells and offer fiber solutions allows us to generate cash flows and increase stockholder return. We also believe that there will be considerable future demand for our communications infrastructure based on the location of our assets and the rapid growth in demand for data.

•
Return cash provided by operating activities to common stockholders in the form of dividends. We believe that distributing a meaningful portion of our cash provided by operating activities appropriately provides common stockholders with increased certainty for a portion of expected long-term stockholder value while still retaining sufficient flexibility to invest in our business and deliver growth. We believe this decision reflects the translation of the high-quality, long-term contractual cash flows of our business into stable capital returns to common stockholders.

•
Invest capital efficiently to grow cash flows and long-term dividends per share. In addition to adding tenants to existing communications infrastructure, we seek to invest our available capital, including the net cash provided by our operating activities and external financing sources, in a manner that will increase long-term stockholder value on a risk-adjusted basis. These investments include constructing and acquiring new communications infrastructure that we expect will generate future cash flow growth and attractive long-term returns by adding tenants to those assets over time. Our historical investments have included the following (in no particular order):

◦	construction of towers, fiber and small cells;

◦	acquisitions of towers, fiber and small cells;

◦	acquisitions of land interests (which primarily relate to land assets under towers);

◦	improvements and structural enhancements to our existing communications infrastructure;

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◦	purchases of shares of our common stock from time to time; and

◦	purchases, repayments or redemptions of our debt.
Our strategy to create long-term stockholder value is based on our belief that additional demand for our communications infrastructure will be created by the expected continued growth in the demand for data. We believe that such demand for our communications infrastructure will continue, will result in growth of our cash flows due to tenant additions on our existing communications infrastructure, and will create other growth opportunities for us, such as demand for newly constructed or acquired communications infrastructure, as described above.

AFFO PER SHARE(a)(b)

TOWER PORTFOLIO FOOTPRINT

Vancouver
Kelowna
Calgary
Regina
Winnipeg
ONTARIO
MONTANA
Helena
NORTH DAKOTA
Bismarck
MINNESOTA
IDAHO
Boise
WYOMING
SOUTH DAKOTA
Pierre
Sioux Falls
Cheyenne
NEBRASKA
NEVADA
U N I T E D S T A T E S
Las Vegas
KANSAS
Topeka
Wichita
Amarillo
Lubbock
El Paso
Ciudad Juarez
TEXAS
Tijuana
San Diego
Chihuahua
Hermosillo
M E X I C O
Torreon
Monterrey
Brownsville
Culiacan
Gulf of Mexico
Jacksonville
Miami
Nassau
BAHAMAS
Sudbury
Toronto
Ottawa
Montreal
Quebec
MAINE
Norfolk
Honolulu
Mazatlan
Leon
San Juan
Charlotte Amalie
Ponce
Merida
Cancun

(a)	See reconciliations and definitions provided herein.

(b)	Attributable to CCIC common stockholders.

(c)	Represents the midpoint of Outlook as issued on October 16, 2019.

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GENERAL COMPANY INFORMATION
Principal executive offices	1220 Augusta Drive, Suite 600, Houston, TX 77057
Common shares trading symbol	CCI
Stock exchange listing	New York Stock Exchange
Fiscal year ending date	December 31
Fitch - Long Term Issuer Default Rating	BBB
Moody’s - Long Term Corporate Family Rating	Baa3
Standard & Poor’s - Long Term Local Issuer Credit Rating	BBB-
Note: These credit ratings may not reflect the potential risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in the ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significances of the ratings can be obtained from each of the ratings agencies.

EXECUTIVE MANAGEMENT TEAM
Name	Age	Years with Company	Position
Jay A. Brown	46	20	President and Chief Executive Officer
Daniel K. Schlanger	45	3	Senior Vice President and Chief Financial Officer
James D. Young	58	13	Senior Vice President and Chief Operating Officer - Fiber
Robert C. Ackerman	67	21	Senior Vice President and Chief Operating Officer - Towers and Small Cells
Kenneth J. Simon	58	4	Senior Vice President and General Counsel
Michael J. Kavanagh	51	9	Senior Vice President and Chief Commercial Officer
Philip M. Kelley	46	22	Senior Vice President - Corporate Development and Strategy

BOARD OF DIRECTORS
Name	Position	Committees	Age	Years as Director
J. Landis Martin	Chairman	NCG(a)	73	23
P. Robert Bartolo	Director	Audit, Compensation	47	5
Cindy Christy	Director	Compensation, NCG(a), Strategy	53	12
Ari Q. Fitzgerald	Director	Compensation, NCG(a), Strategy	56	17
Robert E. Garrison II	Director	Audit, Compensation	77	14
Andrea J. Goldsmith	Director	NCG(a), Strategy	54	1
Lee W. Hogan	Director	Audit, Compensation, Strategy	75	18
Edward C. Hutcheson Jr.	Director	Strategy	74	24
Robert F. McKenzie	Director	Audit, Strategy	75	24
Anthony J. Melone	Director	NCG(a), Strategy	59	4
W. Benjamin Moreland	Director	Strategy	56	13
Jay A. Brown	Director		46	3

(a)	Nominating & Corporate Governance Committee

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RESEARCH COVERAGE
Equity Research
Bank of America David Barden (646) 855-1320	Citigroup Michael Rollins (212) 816-1116	Cowen and Company Colby Synesael (646) 562-1355
Goldman Sachs Brett Feldman (212) 902-8156	Guggenheim Robert Gutman (212) 518-9148	JPMorgan Philip Cusick (212) 622-1444
KeyBanc Brandon Nispel (503) 821-3871	MoffettNathanson Nick Del Deo (212) 519-0025	Morgan Stanley Simon Flannery (212) 761-6432
New Street Research Spencer Kurn (212) 921-2067	Oppenheimer & Co. Timothy Horan (212) 667-8137	Raymond James Ric Prentiss (727) 567-2567
RBC Capital Markets Jonathan Atkin (415) 633-8589	SunTrust Robinson Humphrey Greg Miller (212) 303-4169	UBS Batya Levi (212) 713-8824
Wells Fargo Securities, LLC Jennifer Fritzsche (312) 920-3548

Rating Agency
Fitch John Culver (312) 368-3216	Moody’s Dilara Sukhov (212) 553-1653	Standard & Poor’s Ryan Gilmore (212) 438-0602

HISTORICAL COMMON STOCK DATA
	Three Months Ended
(in millions, except per share amounts)	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
High price(a)	$148.26	$136.74	$126.10	$113.56	$109.82
Low price(a)	$122.84	$117.80	$101.54	$99.69	$102.18
Period end closing price(b)	$139.01	$129.29	$125.90	$105.89	$107.46
Dividends paid per common share	$1.125	$1.125	$1.125	$1.125	$1.05
Volume weighted average price for the period(a)	$136.21	$126.77	$114.47	$106.13	$106.51
Common shares outstanding, at period end	416	416	416	415	415
Market value of outstanding common shares, at period end(c)	$57,796	$53,754	$52,343	$43,929	$44,582

(a)	Based on the sales price, adjusted for common stock dividends, as reported by Bloomberg.

(b)	Based on the period end closing price, adjusted for common stock dividends, as reported by Bloomberg.

(c)
Period end market value of outstanding common shares is calculated as the product of (1) shares of common stock outstanding at period end and (2) closing share price at period end, adjusted for common stock dividends, as reported by Bloomberg.

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SUMMARY PORTFOLIO HIGHLIGHTS
(as of September 30, 2019)
Towers
Number of towers(a)	40,061
Average number of tenants per tower	2.1
Remaining contracted tenant receivables ($ in billions)(b)	$19
Weighted average remaining tenant contract term (years)(c)	5
Percent of towers in the Top 50 / 100 Basic Trading Areas	56% / 71%
Percent of ground leased / owned (by Towers segment site rental gross margin)	60% / 40%
Weighted average maturity of ground leases (years)(d)	36
Fiber
Number of route miles of fiber (in thousands)	75
Remaining contracted tenant receivables ($ in billions)(b)	$5
Weighted average remaining tenant contract term (years)(c)	5

SUMMARY FINANCIAL HIGHLIGHTS
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions, except per share amounts)	2019	2018	2019	2018
Operating Data:
Net revenues
Site rental	$1,260	$1,184	$3,718	$3,507
Services and other	254	191	700	497
Net revenues	$1,514	$1,375	$4,418	$4,004

Costs of operations (exclusive of depreciation, amortization and accretion)
Site rental	$369	$355	$1,095	$1,057
Services and other	147	119	410	304
Total cost of operations	$516	$474	$1,505	$1,361

Net income (loss) attributable to CCIC common stockholders	$244	$136	$644	$373
Net income (loss) attributable to CCIC common stockholders per share—diluted(e)	$0.58	$0.33	$1.54	$0.90

Non-GAAP Data(f):
Adjusted EBITDA	$882	$793	$2,561	$2,324
FFO(g)	622	515	1,789	1,487
AFFO(g)	646	579	1,871	1,683
AFFO per share(e)(g)	$1.55	$1.39	$4.48	$4.06

(a)	Excludes third-party land interests.

(b)	Excludes renewal terms at tenants' option.

(c)	Excludes renewal terms at tenants' option, weighted by site rental revenues.

(d)	Includes all renewal terms at the Company's option, weighted by Towers segment site rental gross margin.

(e)
Based on diluted weighted-average common shares outstanding of 418 million and 416 million for the three months ended September 30, 2019 and 2018, respectively, and 418 million and 414 million for the nine months ended September 30, 2019 and 2018, respectively.

(f)
See reconciliations of Non-GAAP financial measures provided herein. See also "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definitions of Adjusted EBITDA, FFO and AFFO, including per share amounts.

(g)	Attributable to CCIC common stockholders.

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SUMMARY FINANCIAL HIGHLIGHTS (CONTINUED)
	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2019	2018	2019	2018
Summary Cash Flow Data(a):
Net cash provided by (used for) operating activities	$664	$664	$1,891	$1,775
Net cash provided by (used for) investing activities(b)	(540)	(503)	(1,550)	(1,281)
Net cash provided by (used for) financing activities	(228)	(44)	(429)	(480)

(dollars in millions)	September 30, 2019	December 31, 2018
Balance Sheet Data (at period end):
Cash and cash equivalents	$182	$277
Property and equipment, net	14,416	13,676
Total assets	38,344	32,785
Total debt and other long-term obligations	17,850	16,682
Total CCIC stockholders' equity	11,325	12,034

	Three Months Ended September 30, 2019
Other Data:
Net debt to last quarter annualized Adjusted EBITDA(c)	5.0	x
Dividend per common share	$1.125

OUTLOOK FOR FULL YEAR 2019 AND FULL YEAR 2020
(dollars in millions, except per share amounts)	Full Year 2019			Full Year 2020
Site rental revenues	$4,950	to	$4,980	$5,196	to	$5,241
Site rental cost of operations(d)	$1,442	to	$1,472	$1,482	to	$1,527
Net income (loss)	$896	to	$956	$1,088	to	$1,168
Net income (loss) attributable to CCIC common stockholders	$783	to	$843	$1,003	to	$1,083
Net income (loss) per share—diluted(e)(f)	$1.87	to	$2.02	$2.37	to	$2.55
Adjusted EBITDA(g)	$3,393	to	$3,423	$3,569	to	$3,614
Interest expense and amortization of deferred financing costs(h)	$674	to	$704	$691	to	$736
FFO(g)(i)	$2,363	to	$2,393	$2,539	to	$2,584
AFFO(g)(i)	$2,464	to	$2,494	$2,662	to	$2,707
AFFO per share(e)(g)(i)	$5.90	to	$5.97	$6.28	to	$6.38

(a)	Includes impacts of restricted cash. See the condensed consolidated statement of cash flows for further information.

(b)
Includes net cash used for acquisitions of approximately $2 million and $8 million for the three months ended September 30, 2019 and 2018, respectively, and $15 million and $26 million for the nine months ended September 30, 2019 and 2018, respectively.

(c)	See the "net debt to Last Quarter Annualized Adjusted EBITDA calculation" in the Appendix.

(d)	Exclusive of depreciation, amortization and accretion.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2019 Outlook is based on the diluted common shares outstanding as of September 30, 2019, and does not include any assumed conversion of preferred stock in the share count. The full year 2020 Outlook is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to the full year 2019 Outlook.

(f)	Calculated using net income (loss) attributable to CCIC common stockholders.

(g)	See reconciliation of this non-GAAP financial measure to net income (loss) and definition included herein.

(h)	See the reconciliation of "components of current outlook interest expense and amortization of deferred financing costs" in the Appendix.

(i)	Attributable to CCIC common stockholders.

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OUTLOOK FOR FULL YEAR 2019 AND FULL YEAR 2020 COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
(dollars in millions)	Full Year 2019 Outlook	Full Year 2020 Outlook
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$4,643	$4,901

New leasing activity(b)(c)	345-375	365-395
Escalators	85-95	90-100
Non-renewals	(190)-(170)	(195)-(175)
Organic Contribution to Site Rental Revenues(d)	245-275	265-305
Straight-lined revenues associated with fixed escalators	54-74	33-53
Acquisitions(e)	—	—
Other	—	—
Total GAAP site rental revenues	$4,950-$4,980	$5,196-$5,241

Year-over-year changes in revenue:
Reported GAAP site rental revenues(f)	5.3%	5.1%
Organic Contribution to Site Rental Revenues(d)(f)(g)	5.6%	5.8%

(a)	See additional information regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent herein.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definition of Organic Contribution to Site Rental Revenues.

(e)
Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)	Calculated based on midpoint of full year 2019 Outlook and full year 2020 Outlook.

(g)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

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CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(amounts in millions, except par values)	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$182	$277
Restricted cash	138	131
Receivables, net	667	501
Prepaid expenses(a)	99	172
Other current assets	167	148
Total current assets	1,253	1,229
Deferred site rental receivables	1,413	1,366
Property and equipment, net	14,416	13,676
Operating lease right-of-use assets(a)	6,112	—
Goodwill	10,078	10,078
Other intangible assets, net(a)	4,968	5,516
Long-term prepaid rent and other assets, net(a)	104	920
Total assets	$38,344	$32,785

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$368	$313
Accrued interest	110	148
Deferred revenues	525	498
Other accrued liabilities(a)	335	351
Current maturities of debt and other obligations	100	107
Current portion of operating lease liabilities(a)	296	—
Total current liabilities	1,734	1,417
Debt and other long-term obligations	17,750	16,575
Operating lease liabilities(a)	5,480	—
Other long-term liabilities(a)	2,055	2,759
Total liabilities	27,019	20,751
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $0.01 par value; 600 shares authorized; shares issued and outstanding: September 30, 2019—416 and December 31, 2018—415	4	4
6.875% Mandatory Convertible Preferred Stock, Series A, $0.01 par value; 20 shares authorized; shares issued and outstanding: September 30, 2019—2 and December 31, 2018—2; aggregate liquidation value: September 30, 2019—$1,650 and December 31, 2018—$1,650	—	—
Additional paid-in capital	17,829	17,767
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(6,503)	(5,732)
Total equity	11,325	12,034
Total liabilities and equity	$38,344	$32,785

(a)
Effective January 1, 2019, we adopted new guidance on the recognition, measurement, presentation and disclosure of leases. The new guidance requires lessees to recognize a lease liability, initially measured at the present value of the lease payments for all leases, and a corresponding right-of-use asset. The accounting for lessors remained largely unchanged from previous guidance. As a result of the new guidance for leases, on the effective date, certain amounts related to our lessee arrangements that were previously reported separately have been de-recognized and reclassified into "Operating lease right-of-use assets" on the condensed consolidated balance sheet as of September 30, 2019.

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CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2019	2018	2019	2018
Net revenues:
Site rental	$1,260	$1,184	$3,718	$3,507
Services and other	254	191	700	497
Net revenues	1,514	1,375	4,418	4,004
Operating expenses:
Costs of operations (exclusive of depreciation, amortization and accretion):
Site rental	369	355	1,095	1,057
Services and other	147	119	410	304
Selling, general and administrative	150	145	457	418
Asset write-down charges	2	8	13	18
Acquisition and integration costs	4	4	10	18
Depreciation, amortization and accretion	389	385	1,176	1,138
Total operating expenses	1,061	1,016	3,161	2,953
Operating income (loss)	453	359	1,257	1,051
Interest expense and amortization of deferred financing costs	(173)	(160)	(510)	(478)
Gains (losses) on retirement of long-term obligations	—	(32)	(2)	(106)
Interest income	2	1	5	4
Other income (expense)	(5)	1	(6)	—
Income (loss) before income taxes	277	169	744	471
Benefit (provision) for income taxes	(5)	(5)	(15)	(13)
Net income (loss)	272	164	729	458
Dividends on preferred stock	(28)	(28)	(85)	(85)
Net income (loss) attributable to CCIC common stockholders	$244	$136	$644	$373

Net income (loss) attributable to CCIC common stockholders, per common share:
Net income (loss) attributable to CCIC common stockholders, basic	$0.59	$0.33	$1.55	$0.90
Net income (loss) attributable to CCIC common stockholders, diluted	$0.58	$0.33	$1.54	$0.90

Weighted-average common shares outstanding:
Basic	416	415	416	413
Diluted	418	416	418	414

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SEGMENT OPERATING RESULTS
	Three Months Ended September 30, 2019				Three Months Ended September 30, 2018
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$829	$431		$1,260	$782	$402		$1,184
Segment services and other revenues	250	4		254	189	2		191
Segment revenues	1,079	435		1,514	971	404		1,375
Segment site rental cost of operations	218	141		359	215	131		346
Segment services and other cost of operations	143	2		145	115	1		116
Segment cost of operations(a)(b)	361	143		504	330	132		462
Segment site rental gross margin(c)	611	290		901	567	271		838
Segment services and other gross margin(c)	107	2		109	74	1		75
Segment selling, general and administrative expenses(b)	23	49		72	28	45		73
Segment operating profit(c)	695	243		938	613	227		840
Other selling, general and administrative expenses(b)			$56	56			$47	47
Stock-based compensation expense			29	29			32	32
Depreciation, amortization and accretion			389	389			385	385
Interest expense and amortization of deferred financing costs			173	173			160	160
Other (income) expenses to reconcile to income (loss) before income taxes(d)			14	14			47	47
Income (loss) before income taxes				$277				$169

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $7 million for both of the three months ended September 30, 2019 and 2018, and (2) prepaid lease purchase price adjustments of $5 million for both of the three months ended September 30, 2019 and 2018. Selling, general and administrative expenses exclude stock-based compensation expense of $22 million and $25 million for the three months ended September 30, 2019 and 2018, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SEGMENT OPERATING RESULTS
	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
(dollars in millions)	Towers	Fiber	Other	Consolidated Total	Towers	Fiber	Other	Consolidated Total
Segment site rental revenues	$2,451	$1,267		$3,718	$2,318	$1,189		$3,507
Segment services and other revenues	689	11		700	489	8		497
Segment revenues	3,140	1,278		4,418	2,807	1,197		4,004
Segment site rental cost of operations	647	418		1,065	641	388		1,029
Segment services and other cost of operations	398	6		404	292	6		298
Segment cost of operations(a)(b)	1,045	424		1,469	933	394		1,327
Segment site rental gross margin(c)	1,804	849		2,653	1,677	801		2,478
Segment services and other gross margin(c)	291	5		296	197	2		199
Segment selling, general and administrative expenses(b)	73	147		220	81	131		212
Segment operating profit(c)	2,022	707		2,729	1,793	672		2,465
Other selling, general and administrative expenses(b)			$168	168			$141	141
Stock-based compensation expense			90	90			84	84
Depreciation, amortization and accretion			1,176	1,176			1,138	1,138
Interest expense and amortization of deferred financing costs			510	510			478	478
Other (income) expenses to reconcile to income (loss) before income taxes(d)			41	41			153	153
Income (loss) before income taxes				$744				$471

(a)	Exclusive of depreciation, amortization and accretion shown separately.

(b)
Segment cost of operations excludes (1) stock-based compensation expense of $21 million and $19 million for the nine months ended September 30, 2019 and 2018, respectively, and (2) prepaid lease purchase price adjustments of $15 million for both of the nine months ended September 30, 2019 and 2018. Selling, general and administrative expenses exclude stock-based compensation expense of $69 million and $65 million for the nine months ended September 30, 2019 and 2018, respectively.

(c)
See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of segment site rental gross margin, segment services and other gross margin and segment operating profit.

(d)	See condensed consolidated statement of operations for further information.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

FFO AND AFFO RECONCILIATIONS
	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2019	2018	2019	2018
Net income (loss)	$272	$164	$729	$458
Real estate related depreciation, amortization and accretion	375	371	1,134	1,097
Asset write-down charges	2	8	13	18
Dividends on preferred stock	(28)	(28)	(85)	(85)
FFO(a)(b)(c)(d)	$622	$515	$1,789	$1,487
Weighted-average common shares outstanding—diluted(e)	418	416	418	414
FFO per share(a)(b)(c)(d)(e)	$1.49	$1.24	$4.28	$3.59

FFO (from above)	$622	$515	$1,789	$1,487
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(22)	(17)	(62)	(53)
Straight-lined expense	24	23	70	69
Stock-based compensation expense	29	32	90	84
Non-cash portion of tax provision	1	2	2	(1)
Non-real estate related depreciation, amortization and accretion	14	14	42	41
Amortization of non-cash interest expense	—	2	1	5
Other (income) expense	5	(1)	6	—
(Gains) losses on retirement of long-term obligations	—	32	2	106
Acquisition and integration costs	4	4	10	18
Sustaining capital expenditures	(29)	(27)	(80)	(75)
AFFO(a)(b)(c)(d)	$646	$579	$1,871	$1,683
Weighted-average common shares outstanding—diluted(e)	418	416	418	414
AFFO per share(a)(b)(c)(d)(e)	$1.55	$1.39	$4.48	$4.06

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
	Nine Months Ended September 30,
(dollars in millions)	2019	2018
Cash flows from operating activities:
Net income (loss)	$729	$458
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	1,176	1,138
(Gains) losses on retirement of long-term obligations	2	106
Amortization of deferred financing costs and other non-cash interest	1	5
Stock-based compensation expense	91	79
Asset write-down charges	13	18
Deferred income tax (benefit) provision	2	2
Other non-cash adjustments, net	4	2
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in liabilities	101	144
Decrease (increase) in assets	(228)	(177)
Net cash provided by (used for) operating activities	1,891	1,775
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(15)	(26)
Capital expenditures	(1,538)	(1,241)
Other investing activities, net	3	(14)
Net cash provided by (used for) investing activities	(1,550)	(1,281)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,895	2,743
Principal payments on debt and other long-term obligations	(59)	(76)
Purchases and redemptions of long-term debt	(12)	(2,346)
Borrowings under revolving credit facility	1,585	1,290
Payments under revolving credit facility	(2,270)	(1,465)
Payments for financing costs	(24)	(33)
Net proceeds from issuance of common stock	—	841
Purchases of common stock	(44)	(34)
Dividends/distributions paid on common stock	(1,415)	(1,315)
Dividends paid on preferred stock	(85)	(85)
Net cash provided by (used for) financing activities	(429)	(480)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(88)	14
Effect of exchange rate changes on cash	—	(1)
Cash, cash equivalents, and restricted cash at beginning of period	413	440
Cash, cash equivalents, and restricted cash at end of period	$325	$453
Supplemental disclosure of cash flow information:
Interest paid	547	503
Income taxes paid	13	15

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

COMPONENTS OF CHANGES IN SITE RENTAL REVENUES
	Three Months Ended September 30,
(dollars in millions)	2019	2018
Components of changes in site rental revenues(a):
Prior year site rental revenues exclusive of straight-lined revenues associated with fixed escalators(b)(c)	$1,168	$896

New leasing activity(b)(c)	92	54
Escalators	22	21
Non-renewals	(44)	(23)
Organic Contribution to Site Rental Revenues(d)	70	52
Straight-lined revenues associated with fixed escalators	22	17
Acquisitions(e)	—	219
Other	—	—
Total GAAP site rental revenues	$1,260	$1,184

Year-over-year changes in revenue:
Reported GAAP site rental revenues	6.4%
Organic Contribution to Site Rental Revenues(d)(f)	6.0%

(a)	See additional information herein regarding Crown Castle's site rental revenues, including projected revenue from tenant licenses, straight-lined revenues and prepaid rent.

(b)	Includes revenues from amortization of prepaid rent in accordance with GAAP.

(c)	Includes revenues from the construction of new small cell nodes, exclusive of straight-lined revenues related to fixed escalators.

(d)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" in the Appendix for a discussion of our definition of Organic Contribution to Site Rental Revenues.

(e)
Represents the initial contribution of recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Revenues until the one-year anniversary of the acquisition.

(f)
Calculated as the percentage change from prior year site rental revenues, exclusive of straight-lined revenues associated with fixed escalations, compared to Organic Contribution to Site Rental Revenues for the current period.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF SITE RENTAL STRAIGHT-LINED REVENUES AND EXPENSES ASSOCIATED WITH FIXED
ESCALATORS(a)
	Three Months Ended September 30,
	2019			2018
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$21	$1	$22	$16	$1	$17
Site rental straight-lined expenses	23	1	24	22	1	23

	Nine Months Ended September 30,
	2019			2018
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Site rental straight-lined revenue	$61	$1	$62	$52	$1	$53
Site rental straight-lined expenses	67	3	70	67	2	69

SUMMARY OF PREPAID RENT ACTIVITY(b)
	Three Months Ended September 30,
	2019			2018
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$51	$70	$121	$39	$79	$118
Amortization of prepaid rent	39	50	89	33	50	83

	Nine Months Ended September 30,
	2019			2018
(dollars in millions)	Towers	Fiber	Total	Towers	Fiber	Total
Prepaid rent received	$139	$191	$330	$99	$237	$336
Amortization of prepaid rent	111	149	260	97	144	241

(a)
In accordance with GAAP accounting, if payment terms call for fixed escalations or rent free periods, the revenue is recognized on a straight-line basis over the fixed, non-cancelable term of the contract. Since the Company recognizes revenue on a straight-line basis, a portion of the site rental revenue in a given period represents cash collected or contractually collectible in other periods.

(b)
Reflects up-front payments received from long-term tenant contracts and other deferred credits (commonly referred to as prepaid rent), and the amortization thereof for GAAP revenue recognition purposes.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF CAPITAL EXPENDITURES
	Three Months Ended September 30,
	2019				2018
(dollars in millions)	Towers	Fiber	Other	Total	Towers	Fiber	Other	Total
Discretionary:
Purchases of land interests	$18	$—	$—	$18	$14	$—	$—	$14
Communications infrastructure construction and improvements	120	371	—	491	100	336	—	436
Sustaining	8	11	10	29	9	12	5	27
Integration	—	—	2	2	—	—	1	1
Total	$146	$382	$12	$540	$123	$348	$7	$478

PROJECTED REVENUE FROM TENANT CONTRACTS(a)
	Years Ending December 31,
(as of September 30, 2019; dollars in millions)	2020	2021	2022	2023
Components of site rental revenue:
Site rental revenues exclusive of straight-line associated with fixed escalators	$5,037	$5,156	$5,253	$5,331
Straight-lined site rental revenues associated with fixed escalators	(11)	(109)	(183)	(183)
GAAP site rental revenue	$5,026	$5,047	$5,070	$5,148

PROJECTED GROUND LEASE EXPENSE FROM EXISTING GROUND LEASES(b)
	Years Ending December 31,
(as of September 30, 2019; dollars in millions)	2020	2021	2022	2023
Components of ground lease expense:
Ground lease expense exclusive of straight-line associated with fixed escalators	$854	$875	$895	$914
Straight-lined site rental ground lease expense associated with fixed escalators	72	58	46	34
GAAP ground lease expense	$926	$933	$941	$948

(a)
Based on tenant licenses as of September 30, 2019. All tenant licenses are assumed to renew for a new term no later than the respective current term end date, and as such, projected revenue does not reflect the impact of estimated annual churn. CPI-linked tenant contracts are assumed to escalate at 3% per annum.

(b)	Based on existing ground leases as of September 30, 2019. CPI-linked leases are assumed to escalate at 3% per annum.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

ANNUALIZED RENTAL CASH PAYMENTS AT TIME OF RENEWAL(a)
	Years Ending December 31,
(as of September 30, 2019; dollars in millions)	2020	2021	2022	2023
AT&T	$33	$43	$36	$399
Sprint	18	29	24	204
T-Mobile	15	21	367	68
Verizon	38	37	43	48
All Others Combined	213	176	142	113
Total	$317	$306	$612	$832

TENANT OVERVIEW
(as of September 30, 2019)	Percentage of Q3 2019 LQA Site Rental Revenues	Weighted Average Current Term Remaining(b)	Long-Term Credit Rating (S&P / Moody’s)
AT&T	22%	6	BBB / Baa2
T-Mobile	21%	6	BB+
Verizon	18%	5	BBB+ / Baa1
Sprint	13%	6	B / B2
All Others Combined	26%	3	N/A
Total / Weighted Average	100%	5

(a)
Reflects lease renewals by year by tenant; dollar amounts represent annualized cash site rental revenues from assumed renewals or extension as reflected in the table "Projected Revenue from Tenant Contracts."

(b)	Weighted by site rental revenue contributions; excludes renewals at the tenants' option.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF TOWER PORTFOLIO BY VINTAGE
(as of September 30, 2019; dollars in thousands)
YIELD(a)	NUMBER OF TENANTS PER TOWER

LQA SITE RENTAL REVENUE PER TOWER	LQA TOWERS SEGMENT SITE RENTAL GROSS MARGIN PER TOWER

INVESTED CAPITAL PER TOWER(b)	NUMBER OF TOWERS

(a)	Yield is calculated as LQA Towers segment site rental gross margin divided by invested capital.

(b)
Reflects gross total assets, including incremental capital invested by the Company since time of acquisition or construction completion. Inclusive of invested capital related to land at the tower site.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

PORTFOLIO OVERVIEW(a)
(as of September 30, 2019; dollars in thousands)
NUMBER OF TOWERS	TENANTS PER TOWER	LQA SITE RENTAL REVENUE PER TOWER

(a)	Excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DISTRIBUTION OF TOWER TENANCY (as of September 30, 2019)
PERCENTAGE OF TOWERS BY TENANTS PER TOWER(a)
SITES ACQUIRED AND BUILT 2006 AND PRIOR	SITES ACQUIRED AND BUILT 2007 TO PRESENT

Average: 2.6	Average: 2.0

GEOGRAPHIC TOWER DISTRIBUTION (as of September 30, 2019)(a)
PERCENTAGE OF TOWERS BY GEOGRAPHIC LOCATION	PERCENTAGE OF LQA SITE RENTAL REVENUE BY GEOGRAPHIC LOCATION

(a)	Excludes small cells, fiber and third-party land interests.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

GROUND INTEREST OVERVIEW
(as of September 30, 2019; dollars in millions)	LQA Site Rental Revenue	Percentage of LQA Site Rental Revenue	LQA Towers Segment Site Rental Gross Margin	Percentage of LQA Towers Segment Site Rental Gross Margin	Number of Towers(a)	Percentage of Towers	Weighted Average Term Remaining (by years)(b)
Less than 10 years	$351	11%	$200	8%	5,150	13%
10 to 20 years	458	14%	258	11%	6,782	17%
Greater than 20 years	1,423	44%	984	41%	17,754	44%
Total leased	$2,232	69%	$1,442	60%	29,686	74%	36

Owned	$1,013	31%	$944	40%	10,375	26%
Total / Average	$3,245	100%	$2,386	100%	40,061	100%

GROUND INTEREST ACTIVITY
(dollars in millions)	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Ground Extensions Under Crown Castle Towers:
Number of ground leases extended	271	814
Average number of years extended	31	31
Percentage increase in consolidated cash ground lease expense due to extension activities(c)	0.1%	0.3%

Ground Purchases Under Crown Castle Towers:
Number of ground leases purchased	75	189
Ground lease purchases (including capital expenditures, acquisitions and installment purchases)	$22	$59
Percentage of Towers segment site rental gross margin from towers residing on land purchased	<1%	<1%

(a)	Excludes small cells, fiber and third-party land interests.

(b)	Includes all renewal terms at the Company’s option; weighted by Towers segment site rental gross margin.

(c)	Includes the impact from the amortization of lump sum payments.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

CAPITALIZATION OVERVIEW
(dollars in millions)	Face Value as of 9/30/2019	Fixed vs. Variable	Interest Rate(a)	Net Debt to LQA EBITDA(b)	Maturity
Cash, cash equivalents and restricted cash	$325

3.849% Secured Notes	1,000	Fixed	3.9%		2023
Senior Secured Notes, Series 2009-1, Class A-2	69	Fixed	9.0%		2029
Senior Secured Tower Revenue Notes, Series 2015-1(c)	300	Fixed	3.2%		2042(c)
Senior Secured Tower Revenue Notes, Series 2018-1(c)	250	Fixed	3.7%		2043(c)
Senior Secured Tower Revenue Notes, Series 2015-2(c)	700	Fixed	3.7%		2045(c)
Senior Secured Tower Revenue Notes, Series 2018-2(c)	750	Fixed	4.2%		2048(c)
Finance leases & other obligations	233	Various	Various		Various
Total secured debt	$3,302		4.0%	0.9x
2016 Revolver(d)	390	Variable	3.1%		2024
2016 Term Term Loan A	2,326	Variable	3.2%		2024
2019 Commercial Paper Notes(e)	—	N/A	N/A		N/A
3.400% Senior Notes	850	Fixed	3.4%		2021
2.250% Senior Notes	700	Fixed	2.3%		2021
4.875% Senior Notes	850	Fixed	4.9%		2022
5.250% Senior Notes	1,650	Fixed	5.3%		2023
3.150% Senior Notes	750	Fixed	3.2%		2023
3.200% Senior Notes	750	Fixed	3.2%		2024
4.450% Senior Notes	900	Fixed	4.5%		2026
3.700% Senior Notes	750	Fixed	3.7%		2026
4.000% Senior Notes	500	Fixed	4.0%		2027
3.650% Senior Notes	1,000	Fixed	3.7%		2027
3.800% Senior Notes	1,000	Fixed	3.8%		2028
4.300% Senior Notes	600	Fixed	4.3%		2029
3.100% Senior Notes	550	Fixed	3.1%		2029
4.750% Senior Notes	350	Fixed	4.8%		2047
5.200% Senior Notes	400	Fixed	5.2%		2049
4.000% Senior Notes	350	Fixed	4.0%		2049
Total unsecured debt	$14,666		3.9%	4.2x
Total net debt	$17,643		3.9%	5.0x
Preferred Stock, at liquidation value	1,650
Market Capitalization(f)	57,796
Firm Value(g)	$77,089

(a)	Represents the weighted-average stated interest rate, as applicable.

(b)	Represents the applicable amount of debt divided by LQA consolidated Adjusted EBITDA. See the "net debt to Last Quarter Annualized Adjusted EBITDA calculation" in the Appendix.

(c)
If the respective series of such debt is not paid in full on or prior to an applicable date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay principal of the applicable series, and additional interest (of an additional approximately 5% per annum) will accrue on the respective series. The Senior Secured Tower Revenue Notes, Series 2015-1 and 2015-2 have anticipated repayment dates in 2022 and 2025, respectively. The Senior Secured Tower Revenue Notes, 2018-1 and 2018-2 have anticipated repayment dates in 2023 and 2028, respectively. Notes are prepayable at par if voluntarily repaid six months or less prior to maturity; earlier prepayment may require additional consideration.

(d)	As of September 30, 2019, the undrawn availability under the $5.0 billion 2016 Revolver was $4.6 billion.

(e)
As of September 30, 2019, there were no outstanding notes under the $1.0 billion unsecured commercial paper program ("CP Program"). The maturities of commercial paper notes under the CP Program, when outstandings, may vary but may not exceed 397 days from the date of issue.

(f)	Market capitalization calculated based on $139.01 closing price and 416 million shares outstanding as of September 30, 2019.

(g)	Represents the sum of net debt, preferred stock (at liquidation value) and market capitalization.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

DEBT MATURITY OVERVIEW(a)
(as of September 30, 2019; dollars in millions)

(a)
Where applicable, maturities reflect the Anticipated Repayment Date as defined in the respective debt agreement; excludes finance leases and other obligations; amounts presented at face value, net of repurchases held at CCIC.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

LIQUIDITY OVERVIEW(a)
(dollars in millions)	September 30, 2019
Cash and cash equivalents(b)	$182
Undrawn 2016 Revolver availability(c)	4,590
Restricted cash(d)	143
Debt and other long-term obligations	17,850
Total equity	11,325

(a)	In addition, we have the following sources of liquidity:

i.
In April 2018, we established an at-the-market stock offering program ("ATM Program") through which we may, from time to time, issue and sell shares of our common stock having an aggregate gross sales price of up to $750 million to or through sales agents. No shares of common stock have been sold under the ATM Program.

ii.
In April 2019, we established a CP Program through which we may issue short term, unsecured commercial paper notes ("CP Notes"). Amounts available under the CP Program may be issued, repaid and re-issued from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $1.0 billion. As of September 30, 2019, there were no outstanding CP Notes under our CP Program. We intend to maintain available commitments under our 2016 Revolver in an amount at least equal to the amount of CP Notes outstanding at any point in time.

(b)	Exclusive of restricted cash.

(c)	Availability at any point in time is subject to reaffirmation of the representations and warranties in, and there being no default under, the credit agreement governing our 2016 Revolver.

(d)	Inclusive of $5 million included within "long-term prepaid rent and other assets, net" on our condensed consolidated balance sheet.

Crown Castle International Corp.
Third Quarter 2019

COMPANY OVERVIEW	FINANCIALS & METRICS	ASSET PORTFOLIO OVERVIEW	CAPITALIZATION OVERVIEW	APPENDIX

SUMMARY OF MAINTENANCE AND FINANCIAL COVENANTS
Debt	Borrower / Issuer	Covenant(a)	Covenant Level Requirement		As of September 30, 2019
Maintenance Financial Covenants(b)
2016 Credit Facility	CCIC	Total Net Leverage Ratio	≤ 6.50x		5.2x
2016 Credit Facility	CCIC	Total Senior Secured Leverage Ratio	≤ 3.50x		0.9x
2016 Credit Facility	CCIC	Consolidated Interest Coverage Ratio(c)	N/A		N/A

Restrictive Negative Financial Covenants
Financial covenants restricting ability to incur additional debt
2012 Secured Notes	CC Holdings GS V LLC and Crown Castle GS III Corp.	Debt to Adjusted Consolidated Cash Flow Ratio	≤ 3.50x		2.3x

Financial covenants requiring excess cash flows to be deposited in a cash trap reserve account and not released
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.6x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.75x	(d)	10.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	> 1.30x	(d)	10.9x

Financial covenants restricting ability of relevant issuer to issue additional notes under the applicable indenture
2015 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.6x
2018 Tower Revenue Notes	Crown Castle Towers LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.00x	(e)	10.6x
2009 Securitized Notes	Pinnacle Towers Acquisition Holdings LLC and its Subsidiaries	Debt Service Coverage Ratio	≥ 2.34x	(e)	10.9x

(a)
As defined in the respective debt agreement. In the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and the 2009 Securitized Notes, the defined term for Debt Service Coverage Ratio is "DSCR."

(b)	Failure to comply with the financial maintenance covenants would, absent a waiver, result in an event of default under the credit agreement governing our 2016 Credit Facility.

(c)
Applicable solely to the extent that the senior unsecured debt rating by any two of S&P, Moody's and Fitch is lower than BBB-, Baa3 or BBB-, respectively. If applicable, the consolidated interest coverage ratio must be greater than or equal to 2.50.

(d)
The 2015 Tower Revenue Notes, 2018 Tower Revenue Notes and 2009 Securitized Notes also include the potential for amortization events, which could result in applying current and future cash flow to the prepayment of debt with applicable prepayment consideration. An amortization event occurs when the Debt Service Coverage Ratio falls below 1.45x, 1.45x or 1.15x, in each case as described under the indentures for the 2015 Tower Revenue Notes, 2018 Tower Revenue Notes or 2009 Securitized Notes, respectively.

(e)	Rating Agency Confirmation (as defined in the respective debt agreement) is also required.

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INTEREST RATE SENSITIVITY(a)
	Years Ending December 31,
(as of September 30, 2019; dollars in millions)	2020	2021
Fixed Rate Debt:
Face Value of Principal Outstanding(b)	$15,010	$15,002
Current Interest Payment Obligations(c)	597	597
Effect of 0.125% Change in Interest Rates(d)	—	—
Floating Rate Debt:
Face Value of Principal Outstanding(b)	$2,582	$2,462
Current Interest Payment Obligations(e)	98	95
Effect of 0.125% Change in Interest Rates(f)	3	3

(a)	Excludes finance lease and other obligations.

(b)	Face value, net of required amortizations; assumes no maturity or balloon principal payments; excludes finance leases.

(c)	Interest expense calculated based on current interest rates.

(d)
Interest expense calculated based on current interest rates until the sooner of the (1) stated maturity date or (2) the Anticipated Repayment Date, at which time the face value amount outstanding of such indebtedness is refinanced at current rates, plus 12.5 bps.

(e)
Interest expense calculated based on current interest rates as of September 30, 2019. Calculation assumes no changes to future interest rate margin spread over LIBOR due to changes in the borrower’s senior unsecured credit rating.

(f)	Interest expense calculated based on current interest rates as of September 30, 2019, plus 12.5 bps.

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DEFINITIONS
Non-GAAP Financial Measures, Segment Measures and Other Calculations
This Supplement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, and Organic Contribution to Site Rental Revenues, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the communications infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion in 2014.
In addition to the non-GAAP financial measures used herein, we also provide Segment Site Rental Gross Margin, Segment Services and Other Gross Margin and Segment Operating Profit, which are key measures used by management to evaluate our operating segments. These segment measures are provided pursuant to GAAP requirements related to segment reporting. In addition, we provide the components of certain GAAP measures, such as capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•
Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•
AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and excludes the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•
FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

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Organic Contribution to Site Rental Revenues is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses the Organic Contribution to Site Rental Revenues to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, new leasing activities and tenant non-renewals in our core business, as well to forecast future results. Organic Contribution to Site Rental Revenues is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
We define our non-GAAP financial measures, segment measures and other calculations as follows:
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle, (income) loss from discontinued operations and stock-based compensation expense.
Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted average common shares outstanding.
Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.
FFO per share. We define FFO per share as FFO divided by the diluted weighted average common shares outstanding.
Organic Contribution to Site Rental Revenues. We define the Organic Contribution to Site Rental Revenues as the sum of the change in GAAP site rental revenues related to (1) new leasing activity, including revenues from the construction of small cells and the impact of prepaid rent, (2) escalators and less (3) non-renewals of tenant contracts.
Segment Measures
Segment Site Rental Gross Margin. We define Segment Site Rental Gross Margin as segment site rental revenues less segment site rental cost of operations, excluding stock-based compensation expense and prepaid lease purchase price adjustments recorded in consolidated site rental cost of operations.
Segment Services and Other Gross Margin. We define Segment Services and Other Gross Margin as segment services and other revenues less segment services and other cost of operations, excluding stock-based compensation expense recorded in consolidated services and other cost of operations.
Segment Operating Profit. We define Segment Operating Profit as segment site rental gross margin plus segment services and other gross margin, less selling, general and administrative expenses attributable to the respective segment.
All of these measurements of profit or loss are exclusive of depreciation, amortization and accretion, which are shown separately. Additionally, certain costs are shared across segments and are reflected in our segment measures through allocations that management believes to be reasonable.
Other Calculations
Discretionary capital expenditures. We define discretionary capital expenditures as those capital expenditures made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. They primarily consist of expansion or development of communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure assets in order to add new tenants for the first time or support subsequent tenant equipment augmentations, or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants), and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relate to land assets under towers as we seek

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to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure and other capital projects.
Integration capital expenditures. We define integration capital expenditures as those capital expenditures made as a result of integrating acquired companies into our business.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures not otherwise categorized as either discretionary or integration capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
The tables set forth on the following pages reconcile the non-GAAP financial measures used herein to comparable GAAP financial measures. The components in these tables may not sum to the total due to rounding.

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Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures and Other Calculations:

Reconciliation of Historical Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2019	2018	2019	2018
Net income (loss)	$272	$164	$729	$458
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	2	8	13	18
Acquisition and integration costs	4	4	10	18
Depreciation, amortization and accretion	389	385	1,176	1,138
Amortization of prepaid lease purchase price adjustments	5	5	15	15
Interest expense and amortization of deferred financing costs(a)	173	160	510	478
(Gains) losses on retirement of long-term obligations	—	32	2	106
Interest income	(2)	(1)	(5)	(4)
Other (income) expense	5	(1)	6	—
(Benefit) provision for income taxes	5	5	15	13
Stock-based compensation expense	29	32	90	84
Adjusted EBITDA(b)(c)	$882	$793	$2,561	$2,324

(a)	See the reconciliation of "components of historical interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2019			Full Year 2020
(dollars in millions)	Outlook			Outlook
Net income (loss)	$896	to	$956	$1,088	to	$1,168
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$23	to	$33	$20	to	$30
Acquisition and integration costs	$11	to	$21	$7	to	$17
Depreciation, amortization and accretion	$1,576	to	$1,611	$1,503	to	$1,598
Amortization of prepaid lease purchase price adjustments	$19	to	$21	$18	to	$20
Interest expense and amortization of deferred financing costs(a)	$674	to	$704	$691	to	$736
(Gains) losses on retirement of long-term obligations	$2	to	$2	$0	to	$0
Interest income	$(8)	to	$(4)	$(7)	to	$(3)
Other (income) expense	$2	to	$4	$(1)	to	$1
(Benefit) provision for income taxes	$16	to	$24	$16	to	$24
Stock-based compensation expense	$112	to	$120	$126	to	$130
Adjusted EBITDA(b)(c)	$3,393	to	$3,423	$3,569	to	$3,614

Components of Historical Interest Expense and Amortization of Deferred Financing Costs:

	Three Months Ended September 30,
(dollars in millions)	2019	2018
Interest expense on debt obligations	$173	$158
Amortization of deferred financing costs and adjustments on long-term debt, net	5	5
Other, net	(5)	(3)
Interest expense and amortization of deferred financing costs	$173	$160

Components of Current Outlook for Interest Expense and Amortization of Deferred Financing Costs:

	Full Year 2019			Full Year 2020
(dollars in millions)	Outlook			Outlook
Interest expense on debt obligations	$683	to	$693	$703	to	$723
Amortization of deferred financing costs and adjustments on long-term debt, net	$17	to	$22	$20	to	$25
Other, net	$(22)	to	$(17)	$(24)	to	$(19)
Interest expense and amortization of deferred financing costs	$674	to	$704	$691	to	$736

(a)	See the reconciliation of "components of current outlook for interest expense and amortization of deferred financing costs" herein.

(b)	See "Definitions of Non-GAAP Measures, Segment Measures and Other Calculations" herein for a discussion of our definition of Adjusted EBITDA.

(c)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

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Reconciliation of Historical FFO and AFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
(amounts in millions, except per share amounts)	2019	2018	2019	2018
Net income (loss)	$272	$164	$729	$458
Real estate related depreciation, amortization and accretion	375	371	1,134	1,097
Asset write-down charges	2	8	13	18
Dividends on preferred stock	(28)	(28)	(85)	(85)
FFO(a)(b)(c)(d)	$622	$515	$1,789	$1,487

FFO (from above)	$622	$515	$1,789	$1,487
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(22)	(17)	(62)	(53)
Straight-lined expense	24	23	70	69
Stock-based compensation expense	29	32	90	84
Non-cash portion of tax provision	1	2	2	(1)
Non-real estate related depreciation, amortization and accretion	14	14	42	41
Amortization of non-cash interest expense	—	2	1	5
Other (income) expense	5	(1)	6	—
Gains (losses) on retirement of long-term obligations	—	32	2	106
Acquisition and integration costs	4	4	10	18
Sustaining capital expenditures	(29)	(27)	(80)	(75)
AFFO(a)(b)(c)(d)	$646	$579	$1,871	$1,683
Weighted-average common shares outstanding—diluted(e)	418	416	418	414
AFFO per share(a)(b)(c)(d)(e)	$1.55	$1.39	$4.48	$4.06

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	For all periods presented, the diluted weighted-average common shares outstanding does not include any assumed conversion of preferred stock in the share count.

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Reconciliation of Historical FFO and AFFO:

	Years Ended December 31,
(amounts in millions, except per share amounts)	2018	2017	2016	2015
Net income (loss)	$671	$445	$357	$525
Real estate related depreciation, amortization and accretion	1,472	1,211	1,082	1,018
Asset write-down charges	26	17	34	33
Dividends on preferred stock	(113)	(30)	(44)	(44)
FFO(a)(b)(c)(d)	$2,055	$1,643	$1,430	$1,533

FFO (from above)	$2,055	$1,643	$1,430	$1,533
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(72)	—	(47)	(111)
Straight-lined expense	90	93	94	99
Stock-based compensation expense	108	96	97	67
Non-cash portion of tax provision	2	9	7	(64)
Non-real estate related depreciation, amortization and accretion	56	31	26	18
Amortization of non-cash interest expense	7	9	14	37
Other (income) expense	(1)	(1)	9	(57)
(Gains) losses on retirement of long-term obligations	106	4	52	4
Acquisition and integration costs	27	61	17	16
Sustaining capital expenditures	(105)	(85)	(90)	(105)
AFFO(a)(b)(c)(d)	$2,274	$1,860	$1,610	$1,437
Weighted-average common shares outstanding—diluted(e)	415	383	341	334
AFFO per share(a)(b)(c)(d)(e)	$5.48	$4.85	$4.72	$4.30

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)	Based on the diluted weighted-average common shares outstanding for the twelve months ended December 31, 2018, 2017, 2016 and 2015.

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Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2019			Full Year 2020
(amounts in millions, except per share amounts)	Outlook			Outlook
Net income (loss)	$896	to	$956	$1,088	to	$1,168
Real estate related depreciation, amortization and accretion	$1,528	to	$1,548	$1,454	to	$1,534
Asset write-down charges	$23	to	$33	$20	to	$30
Dividends on preferred stock	$(113)	to	$(113)	$(85)	to	$(85)
FFO(a)(b)(c)(d)	$2,363	to	$2,393	$2,539	to	$2,584
Weighted-average common shares outstanding—diluted(e)	418			424
FFO per share(a)(b)(c)(d)(e)	$5.66	to	$5.73	$5.99	to	$6.09

FFO (from above)	$2,363	to	$2,393	$2,539	to	$2,584
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(74)	to	$(54)	$(53)	to	$(33)
Straight-lined expense	$81	to	$101	$70	to	$90
Stock-based compensation expense	$112	to	$120	$126	to	$130
Non-cash portion of tax provision	$(6)	to	$9	$(6)	to	$9
Non-real estate related depreciation, amortization and accretion	$48	to	$63	$49	to	$64
Amortization of non-cash interest expense	$(5)	to	$5	$(4)	to	$6
Other (income) expense	$2	to	$4	$(1)	to	$1
(Gains) losses on retirement of long-term obligations	$2	to	$2	$0	to	$0
Acquisition and integration costs	$11	to	$21	$7	to	$17
Sustaining capital expenditures	$(136)	to	$(106)	$(123)	to	$(103)
AFFO(a)(b)(c)(d)	$2,464	to	$2,494	$2,662	to	$2,707
Weighted-average common shares outstanding—diluted(e)	418			424
AFFO per share(a)(b)(c)(d)(e)	$5.90	to	$5.97	$6.28	to	$6.38

(a)	See "Non-GAAP Financial Measures, Segment Measures and Other Calculations" herein for a discussion of our definitions of FFO, including per share amounts, and AFFO, including per share amounts.

(b)	FFO and AFFO are reduced by cash paid for preferred stock dividends during the period in which they are paid.

(c)	Attributable to CCIC common stockholders.

(d)	The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.

(e)
The assumption for diluted weighted-average common shares outstanding for full year 2019 Outlook is based on the diluted common shares outstanding as of September 30, 2019, and does not include any assumed conversion of preferred stock in the share count. The full year 2020 Outlook is inclusive of the assumed conversion of preferred stock in August 2020, which we expect to result in (1) an increase in the diluted weighted-average common shares outstanding by approximately 6 million shares and (2) a reduction in the amount of annual preferred stock dividends paid by approximately $28 million when compared to the full year 2019 Outlook.

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Net debt to Last Quarter Annualized Adjusted EBITDA calculation:

	Three Months Ended September 30,
(dollars in millions)	2019		2018
Total face value of debt	$17,968		$16,538
Ending cash, cash equivalents and restricted cash(a)	325		323
Total net debt	$17,643		$16,215

Adjusted EBITDA	$882		$793
Last quarter annualized Adjusted EBITDA	3,528		3,172
Net debt to Last Quarter Annualized Adjusted EBITDA(a)	5.0	x	5.1	x

Cash Interest Coverage Ratio Calculation:

	Three Months Ended September 30,
(dollars in millions)	2019		2018
Adjusted EBITDA	$882		$793
Interest expense on debt obligations	173		158
Interest Coverage Ratio	5.1	x	5.0	x

(a)
For purposes of calculating Net Debt to Last Quarter Annualized Adjusted EBITDA, beginning in the second quarter 2019, we changed our calculation of ending cash and cash equivalents to include restricted cash and as such, our calculation is not comparable to similar calculations previously provided.  Our restricted cash is predominately comprised of the cash rental receipts held in reserve in accordance with certain of our debt instruments; any excess of such required reserve balances are subsequently released to us each month.  If we would have excluded restricted cash from our calculation for the third quarter of 2019, our Net Debt to Last Quarter Annualized Adjusted EBITDA would have been 5.0x.